EXHIBIT 10(E)

                          TERMINATION AGREEMENT


THIS TERMINATION AGREEMENT (the "Agreement") is made and dated this 26th day of May, 1994 (the "Agreement Date") by and between SafeCard Services, Inc., a Delaware corporation (the "Company"), and Steven J. Halmos ("Mr. Halmos").

                          Preliminary Statement

      The Company and Mr. Halmos are parties to the following agreements: (a) First Amended and Restated Memorandum of Understanding dated as of April 1, 1993 (the "Memorandum"), (b) Standstill, Voting and Right of First Refusal Agreement dated as of April 1, 1993 (the "Standstill Agreement"), and (c) Indemnity Agreement dated as of October 2, 1992 (the "Indemnity Agreement"). The Company and Mr. Halmos wish to enter into this Agreement for the purpose of, among other things, terminating the Memorandum and the Standstill Agreement pursuant to the terms and conditions of this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Mr. Halmos hereby agree as follows:

      1.   Termination of Memorandum and Standstill Agreement.
As of the Agreement Date, the Memorandum and Standstill Agreement shall be terminated in their entirety and have no further force or effect.

      2. Continuation of Indemnity Agreement. The Indemnity Agreement shall remain in full force and effect providing indemnity to Mr. Halmos in connection with his prior services to the Company; and notwithstanding Mr. Halmos' complete separation from the Company in all capacities as of the Agreement Date, the Company shall continue to provide indemnity to Mr. Halmos in connection with his prior services to the Company to the fullest extent permitted by law in accordance with the terms of the Company's Articles of Incorporation, By-Laws and the Indemnity Agreement. The Company shall not provide indemnity to Mr.Halmos for any claims, actions, suits, damages, losses and expenses (a) which do not arise out of and/or relate to Mr. Halmos' prior services to the Company asserted by Peter Halmos, Halmos Trading & Investment Company, High Plains Capital Company, CreditLine Corporation, or any other entity controlled by Peter Halmos, or
(b) in connection with the execution of this Agreement.

      3. Payment. Subject to the terms and conditions of this Agreement, the Company shall provide to Mr. Halmos a lump sum payment of Four Million Four Hundred Thousand Dollars ($4,400,000.00) by wire transfer (pursuant to written transfer instructions received from Mr. Halmos) within forty-eight (48) hours of the Agreement Date in total and complete satisfaction of all amounts due Mr. Halmos pursuant to the terms of Sections 3.1 and 3.4 of the Memorandum.

      4.   Covenant Not To Sue.

           4.1. Mr. Halmos, individually, and not in his capacity as shareholder, partner, officer, director or other representative of CreditLine Corporation, Halmos Trading &
Investment Company, High Plains Capital Corporation, and/or any entity in which Mr. Halmos does not have a controlling interest, for himself, his heirs, executors, administrators, successors and assigns, fully and finally covenants not to sue the Company and its subsidiaries and related companies, or their successors and assigns, their current officers, directors, and employees for any claims, demands, actions, causes of action, suits, damages, losses and expenses, of any and every kind or nature whatsoever, as a result of any form of conduct, behavior, actions or omissions occurring prior to the Agreement Date. Specifically included in this covenant not to sue are, among other things, any and all claims of alleged employment discrimination, either as a result of the termination of Mr. Halmos' employment or otherwise, under the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq., the Employee Retirement Income Security Act of
1974, 29 U.S.C. Section 1001, et seq., the Americans with Disabilities Act of 1990, 42 U.S. Section 12,101, et seq., any other federal, state or local statute, rule or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, or any other unlawful behavior, the existence of which is denied by the Company and Mr. Halmos. Mr. Halmos also agrees not to institute administrative proceedings or a lawsuit against the Company or its subsidiaries, related entities, successors and assigns, or their current officers, directors or employees in regard to any claims, demands, causes of action, damages, losses and expenses, occurring prior to the Agreement Date, and he represents and warrants that no other person or entity has initiated or will initiate with his consent such administrative proceedings or lawsuit in the name of Mr. Halmos. After the Agreement Date, Mr. Halmos also agrees not to urge, initiate or cause Peter Halmos, Halmos Trading & Investment Company, CreditLine Corporation, High Plains Capital Corporation, or any other entity controlled by Peter Halmos to initiate any administrative proceedings or lawsuits against the Company, its subsidiaries, related entities, successors or assigns, or their current officers, directors or employees. The terms of this covenant notwithstanding, Mr.
Halmos and the Company acknowledge and agree that Mr. Halmos is not authorized to and by entering into this Agreement does not and has not in any way released or affected any actions or claims of Peter Halmos, Halmos Trading & Investment Company (a Florida general partnership), CreditLine Corporation, High Plains Capital Corporation, and/or any entity in which Peter Halmos has a beneficial interest, including, but not limited to, any and all actions or claims by any parties listed on Exhibit A. Should any court or tribunal determine that this covenant releases and/or adversely affects any claims of any person or entity other than Mr. Halmos, in his individual capacity, his heirs, executors, administrators, successors and assigns, it shall, to that extent, be void and of no force and effect.

           4.2.  The Company, on behalf of itself, its
subsidiaries, related entities, successors and assigns, fully and finally covenants not to sue Mr. Halmos, his heirs, executors, administrators, successors and assigns, for any and all claims, demands, actions, causes of action, suits, damages, losses and expenses, of any and every kind or nature whatsoever, as a result of any form of conduct, behavior, actions or omissions occurring prior to the Agreement Date. Specifically included in this covenant not to sue are, among other things, any and all claims for any violation of any federal, state or local statute, rule or regulation, as well as for any alleged breach of contract, fraud, negligence, breach of fiduciary duty or any claims for any other form of unlawful behavior, the existence of which is denied by the Company and Mr. Halmos. The Company, by entering into this covenant, is not releasing any actions or claims it has against Peter Halmos, Halmos Trading & Investment Company, CreditLine Corporation, High Plains Capital Corporation, or any entity in which Peter Halmos has a beneficial interest, including, but not limited to, any actions or claims asserted which are listed on Exhibit A. The Company, on behalf of itself, its subsidiaries, related entities, successors and assigns, also agrees not to institute administrative proceedings or a lawsuit against Mr. Halmos in regard to any claims, demands, causes of action, damages, losses and expenses, occurring prior to the Agreement Date, and the Company represents and warrants that no other person or entity affiliated with the Company has or will initiate with its consent such administrative proceedings or lawsuit on behalf of the Company, its subsidiaries, related entities, successors and assigns. The Company also agrees not to cause or initiate any administrative proceedings or lawsuits against Mr. Halmos, his heirs, executors, administrators, successors and assigns. The Company covenants not to execute on any judgment it obtains against Mr. Halmos or the beneficial interest of Mr. Halmos in any entity at any time after the date of this Agreement for any claims, demands, causes of action, damages, losses and expenses, of any and every kind or nature whatsoever as the result of any form of conduct, behavior, actions or omissions of any kind or nature whatsoever occurring prior to the Agreement Date except that with respect to any judgment that the Company obtains after the Agreement Date against Halmos Trading & Investment Company, CreditLine Corporation, and/or High Plains Capital Corporation (i) the Company will be able to execute solely against Mr. Halmos' interest therein to the extent of any existing assets owned by such entities at the time of entry of judgment; and (ii) to the extent that such an entity has transferred assets to Mr. Halmos without adequate consideration after the Agreement Date, the Company shall be able to execute against Mr. Halmos individually solely to the extent of the value of the assets so transferred. Specifically excluded from the foregoing sentence is any boat currently used and in the possession of Mr. Halmos. Should any court or tribunal determine that this covenant releases and/or adversely affects any claims of any person or entity other than the Company on behalf of itself, its subsidiaries, related entities, successors and assigns, it shall, to that extent, be void and of no force and effect.

           4.3. Attached hereto as Exhibit A is a list which identifies all presently pending litigation that may directly or indirectly relate to or involve the Company and Mr. Halmos, Peter Halmos and/or entities in which either of them may have some beneficial interest. Notwithstanding anything contained in this
Section 4 to the contrary, Mr. Halmos is not in any way covenanting not to sue or otherwise affecting the right and/or ability of Peter Halmos and/or any entity in which Peter Halmos has a beneficial interest from filing and/or prosecuting and/or defending any claims asserted in the litigation identified on Exhibit A and/or filing and/or prosecuting and/or defending any other claims, suits or causes of action by and/or against the Company at any time on behalf of Peter Halmos and/or any entity in which he has a beneficial interest including, but not limited to, the claims, suits and/or causes of action asserted in the case styled Halmos Trading & Investment Company v. SafeCard Services, Inc., et al., Case No. 93-04354 (06) (the "Broward Case"), presently pending in the Circuit Court for Broward County, Florida. Notwithstanding anything contained in this
Section 4 to the contrary, and except as provided otherwise in this Agreement, the Company is not in any way covenanting not to sue or otherwise affecting its right and/or ability to assert and/or defend any claims, suits and/or causes of action by and/or against any person, firm or entity, other than Mr. Halmos, his heirs, executors, administrators, successors and assigns, for any reason at any time, including, but not necessarily limited to, the litigation identified on Exhibit A attached hereto.

           4.4. Notwithstanding anything contained in this Agreement to the contrary, the Company and Mr. Halmos retain all rights and obligations under this Agreement, and in the event of any breach of and/or dispute concerning the interpretation and/or enforcement of the terms of this Agreement, the Company and Mr. Halmos may fully enforce the terms of this Agreement in the appropriate forum having jurisdiction thereof. Upon the Company making the payment required by Section 3 of this Agreement, neither the Company nor Mr. Halmos shall have any further rights or obligations under the Memorandum or the Standstill Agreement.

      5.   Non-competition.

           5.1. Mr. Halmos acknowledges that he has had access to highly confidential and proprietary Company information and trade secrets and he agrees that, in consideration of the promises and undertakings set forth in this Agreement, he will not, for a one (1) year period of time from the Agreement Date (the "Non-competition Period"), without the prior written consent of the Company, directly or indirectly, whether as principal, agent, officer, director, partner, employee, independent contractor, consultant, stockholder, licensor or otherwise alone or in association with any other person, firm, corporation or other business organization, carry on or be engaged, concerned or take part in, or render services or advice to or own, share in the earnings of or invest in the stock, bonds, or other securities of any person, firm, or corporation engaged in any Competitive Business (as defined hereinafter) within the United States or within any foreign country in which the Company is at the time either actively conducting, or actively seeking to expand, its business. The parties hereto agree that, in light of Mr. Halmos' past and present relationship with the Company, the geographical scope of the covenant not to compete set forth in the preceding sentence is reasonable. As used herein, Competitive Business means the marketing or sale of any products or services that are directly competitive with products and services currently offered or currently under development for offering by the Company (collectively, the "Company Products") either (i) to credit card holders through arrangements with credit card issuers (i.e. third party endorsed marketing) and
(ii) through other channels of distribution as of the Agreement Date. The Company will provide a written list describing all Company Products and channels of distribution to Mr. Halmos' attorney within forty-eight (48) hours of the execution of this Agreement and which shall be the basis for determining whether any proposed business of Mr Halmos' may constitute a Competitive Business as defined herein. The attorney designated by Mr. Halmos shall inform him whether a potential business product or service or channel of distribution contemplated by Mr. Halmos is on such list and Mr. Halmos' attorney shall, if necessary, consult with the Company's general counsel and advise Mr. Halmos of whether any proposed business product or service of Mr. Halmos is deemed by the Company to be included on such list. Mr. Halmos agrees that during the Non-competition Period he will not, without the prior written consent of the Company, directly or indirectly, and whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's business relationship with any client. Testimony in any legal proceeding shall not constitute interference. Mr. Halmos will not, in any manner, encourage, any employee, consultant or advisor of the Company to leave the employ of the Company. The following shall not be deemed a violation of Section 5: (a) ownership of two percent (2%) or less of the outstanding voting securities of a publicly held corporation and (b) owning directly or indirectly (including through his children) a beneficial interest in or serving as an officer, director or partner of CreditLine Corporation, High Plains Capital Corporation and Halmos Trading & Investment Company. The Company agrees that activities of Peter Halmos, CreditLine Corporation, High Plains Capital Corporation, Halmos Trading & Investment Company or any other entity in which Peter Halmos has a beneficial interest which would otherwise constitute a breach of Section 5 hereof, will not constitute a breach hereunder, provided that Mr. Halmos does not personally participate in, vote for or encourage such activities, such term "participate in" shall include, but not be limited to, contacting former or current clients and customers of SafeCard, preparing solicitation materials, or formulating new products and services for or on behalf of Peter Halmos, CreditLine Corporation, High Plains Capital Corporation, Halmos Trading & Investment Company or any other entity in which Peter Halmos has a beneficial interest. Mr. Halmos shall not, within the Non-Competition period, obtain an additional beneficial interest with Peter Halmos in any entity to circumvent this provision.

           5.2. The restrictions contained in this Section 5 are necessary for the protection of the business and good will of the Company and are considered by Mr. Halmos to be reasonable for such purposes. Mr. Halmos agrees that any breach of this Section 5 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall be entitled to an injunction or injunctions restraining any such violation, or any other appropriate decree of specific performance, without the necessity of showing any actual damages or that monetary damages would not provide an adequate remedy. Further, if any restriction set forth in this Section 5 is found by any arbitrator or court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

      6.   Confidentiality.

           6.1. Mr. Halmos shall keep all proprietary Company information confidential and will not disclose such information to a third party in the future. As used in this Agreement, the term "proprietary Company information" includes, but is not necessarily limited to, technical, marketing, business, financial or other information which constitutes trade secret information or information not available to competitors of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company. Mr. Halmos shall return to the Company, on or before forty-eight (48) hours after the execution of this Agreement, all Company property or copies thereof, including, but not limited to, files, records, computer access codes, computer programs, instruction manuals, documents, business plans, and other property which he received or prepared or helped to prepare on behalf of the Company, in connection with the services performed by Mr. Halmos for the Company, and Mr. Halmos also agrees to assign to the Company all right, title and interest in such property and any advertising copy or other written materials used by the Company in connection with its business created by him during (but not after) the period which Mr. Halmos performed services for the Company. Mr. Halmos shall cooperate with any reasonable request of the Company to perfect the Company's right, title and interest in such property and any advertising copy or other written materials. Specifically excluded from such assignment is any such property, advertising copy or other written materials used by the Company in connection with its business which is subject to any agreement between the Company and CreditLine Corporation or subject to a dispute of ownership by Peter Halmos or any entity in which Peter Halmos has a beneficial interest. Nothing in this section shall prevent Mr. Halmos from testifying or defending himself in any legal proceeding. The obligation of Mr. Halmos to treat information covered by this Section 6 confidentially shall not apply to any information (a) which is publicly available when provided to him or which thereafter becomes publicly available, otherwise than by Mr. Halmos' breach of his undertakings under this Section 6, or
(b) which is required (after notice to the Company which shall have, to the extent it is within Mr. Halmos' power, a right to be heard) to be disclosed by Mr. Halmos by judicial or administrative process in connection with any action, suit or legal proceeding. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is obtained by Mr. Halmos from any source other than the Company or its directors, officers, employees, or outside advisors, provided, that such source has not entered into a confidentiality agreement with the Company specifically covering such information at the time such source discloses the information to Mr. Halmos.

           6.2. The Company (and its officers, directors, employees and agents) and Mr. Halmos agree that they will not criticize, denigrate, or otherwise speak adversely against each other in regard to past or present activities. Mr. Halmos further agrees not to disclose negative information about the operations, management, or performance of the Company or any of its affiliates, including any director, officer, employee or agent of any of the foregoing. This provision is not intended to preclude testimony before a governmental agency or a court of law by Company agents or Mr. Halmos in any manner related to one of the parties to this Agreement. The parties agree that the existence, nature and terms of this Agreement and facts related to its negotiation, execution and implementation will be kept strictly confidential; provided however, that Mr. Halmos is entitled to inform his wife, legal counsel, personal tax or financial advisors, creditors or potential creditors, brokerage firms and investment bankers, or other persons assisting him in the sale or purchase of his stock with a legitimate need to know of the terms of this Agreement, and the Company may (a) inform agents or employees of the Company with a legitimate need to know of the terms of this Agreement, (b) disclose the existence of this Agreement and any terms hereof as required by law or regulation including, without limitation, the federal securities laws and regulations promulgated thereunder and any rules or regulations of the New York Stock Exchange, and (c) prepare and issue a press release. If any party receives a request for the production of this Agreement or receives a subpoena which requires production of this Agreement, they shall immediately inform the other party of the request in writing and will not produce this Agreement (or any copies thereof) without the written consent of all parties to the Agreement, and if appropriate, after seeking a protective order from the court before producing the Agreement. Notwithstanding the foregoing, if a tribunal compels production of the Agreement, the Agreement shall be produced in accordance with the order.

      7.   Stock Options, Exercise of Options and Sale of Shares.

           7.1.  The Company and Mr. Halmos are parties to two
(2) Non-Qualified Stock Option Agreements; one is dated August 30, 1989, effective as of January 25, 1989, and the other is effective as of November 29, 1989 (collectively, the "Option Agreement"). The Option Agreement provides for issuance of 3,900,000 shares of common stock of the Company upon exercise by Mr. Halmos of the stock options and the Option Agreement is and shall remain in full force and effect. The Company and Mr. Halmos disagree as to the meaning of certain provisions of the Option Agreement. Without resolving this dispute and without admitting any interpretation or the necessity for a modification, the parties agree that the Option Agreement shall be modified to provide: (a) any payments due the Company under the Option Agreement upon exercise of the options by Mr. Halmos may be deferred by Mr. Halmos for up to thirty (30) days from the date Mr. Halmos exercises any such options; and (b) Mr. Halmos shall have the right to exercise his stock option(s) under the Option Agreement until on or before December 31, 1994. The Company shall deliver the shares upon exercise of the stock options to Mr. Halmos or any third party designated by him upon Mr. Halmos providing the Company with reasonable assurances and protections, including the perfection of a security interest in such shares, if necessary, that payment has been or will be made of all sums due the Company for the exercise price of the options upon the issuance and delivery of the shares. The certificates of common stock to be delivered upon proper exercise of the stock options shall not contain any form of legend and will not have or contain or be subject to any form of restrictions on transfer.

           7.2. The Company shall cooperate fully and completely with Mr. Halmos in connection with any effort by Mr. Halmos to sell the shares to be issued under the Option Agreement. The Company's cooperation shall include, but not necessarily be limited to, the following: (a) cause the Company's CEO to confer with and provide reasonable and necessary financial and other business information relating to the Company to prospective purchasers of the shares; (b) cause the Company's senior executives to participate in a reasonable number of "road shows" to assist in the sale of the shares; (c) provide reasonable written representations and assurances to brokerage firms and prospective purchasers of the shares; and (d) execute all documents reasonably requested by any broker, transfer agent or purchaser of the shares to effect the sale of the shares.

      8. Lease. Mr. Halmos shall have the right, subject to the terms and conditions set forth in the attached Exhibit B, to occupy the Company's leased premises located at 200 East Las Olas Boulevard, Ft. Lauderdale, Florida, until the expiration of the Company's lease of such premises on or about July 14, 1998.

      9.   Miscellaneous.

           9.1. If any provision of this Agreement, or portion thereof, is determined to be invalid or unenforceable under applicable statute or rule of law, only such provision, and only to the extent determined to be invalid or unenforceable, shall be deemed omitted from this Agreement, the remainder of which shall remain fully in force and effect.

           9.2. The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Florida without regard to conflict of laws principles.

           9.3. This Agreement shall not be construed as an admission by the Company or Mr. Halmos of any liability or acts of wrongdoing or discrimination, nor shall it be considered as evidence of such liability, wrongdoing or discrimination.

           9.4. Any claims by Mr. Halmos or the Company or any counsel they have employed for attorneys' fees and other costs and legal expenses as of the Agreement Date are fully and finally resolved by the payment set forth in Section 3 above. The parties represent that this arrangement is just and fair under the relevant facts and circumstances. This provision shall not in any way limit any claim for attorneys' fees and other costs and legal expenses in connection with the actions detailed on Exhibit A or any other action or claim which may, in the future, be filed.

           9.5. Except as otherwise provided in this Agreement and provided this Agreement is fully and completely complied with by the Company: (a) this Agreement terminates all aspects of the relationship between Mr. Halmos and the Company for all time; (b) Mr. Halmos does not and will not seek reinstatement, future employment, or return of active employee status with the Company or any subsidiary or related companies; and (c) the Company shall not be under any legal or equitable obligation whatsoever to consider him for reinstatement, employment, re-employment, consulting or other similar status at any time. This provision will not preclude Mr. Halmos from contracting with the Company on behalf of another company which has employed him, nor will it preclude the continuation of employment by Mr. Halmos with another company later purchased or acquired by the Company.

           9.6. This Agreement constitutes the entire agreement between the Company and Mr. Halmos with respect to the subject matter hereof and shall not be amended, modified, or amplified without specific written provision to that effect, signed by both parties. No oral statement of any person whosoever shall, in any manner or degree, modify or otherwise affect the terms and provisions of this Agreement.

           9.7. By signing this Agreement, Mr. Halmos and the Company state that (a) they have read it and have had sufficient time to consider its terms; (b) they understand it and know that they are giving up important rights; (c) they agree with everything in it; (d) they are aware of their respective right to consult and have consulted with an attorney before signing it; and (e) they have signed it knowingly and voluntarily.

           9.8.  The headings in this Agreement are for
convenience only and shall not be deemed to constitute a part hereof, nor shall they affect the construction or interpretation of any provision of this Agreement.

           9.9. This Agreement may be executed simultaneously in one or more counterparts, by facsimile copy, which shall be simultaneously confirmed by executing and delivering an original copy by overnight delivery, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

           9.10. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

           9.11. Neither party hereto shall assign this Agreement or any part hereof without the written consent of the other party.

           9.12. All notices, requests or other communications hereunder shall be in writing, and shall be deemed to have been duly given when delivered in person or posted by United States registered or certified mail, postage prepaid, or by facsimile, telex, cable or any other mechanical form of written communication, and simultaneously confirmed by mail, postage prepaid, or overnight delivery to the following addresses:

                 (a)  if to the Company:

                      SafeCard Services, Inc.
                      202 ATP Boulevard
                      Ponte Vedra, Florida 32082
                      Attn: General Counsel
                      Facsimile No. (904) 273-4908

                 (b)  if to Mr. Halmos:

                      Steven J. Halmos
                      628 Coral Way
                      (after June 25, 1994: 707 Coral Way)
                      Ft. Lauderdale, Florida 33301
                      Facsimile No. (305) 764-1756

                      with a copy to:

                      Thomas H. Seymour, Esq.
                      Kenny Nachwalter Seymour
                      Arnold Critchlow & Spector, P.A.
                      201 South Biscayne Boulevard
                      1100 Miami Center
                      Miami, Florida 33131-4327
                      Facsimile No. (305) 372-1861

or to such other address or addresses as either party may from time to time designate as to itself, by notice as provided herein.

           9.13. No waiver of any breach of this Agreement or any objection to any act or omission connected therewith shall be implied or claimed by either party or be deemed to constitute a consent to any continuation of such breach, act or omission.

           9.14. Each of the parties hereto shall, from time to time at the request of the other, and without further consideration, execute and deliver such other instruments and take such other actions as may be required to confer to the requesting party and his or its assignees the benefits contemplated by this Agreement.

           9.15. In any action or proceeding brought to enforce and/or interpret the terms of this Agreement, the prevailing party shall be entitled to reimbursement of its or his reasonable costs and expenses, including reasonable attorneys' fees, incurred in trial, appellate and post-judgment proceedings.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


STEVEN J. HALMOS
- - -------------------------              SAFECARD SERVICES, INC.
STEVEN J. HALMOS

                                       By  PAUL G. KAHN
                                           ---------------------
                                       Print Name Paul G. Kahn
                                                  --------------
                                       Title  Chairman and Chief
                                              Executive Officer
                                              ------------------


STATE OF FLORIDA      )
                      )
COUNTY OF DADE        )

      The foregoing instrument was acknowledged before me this 26th day of May, 1994, by STEVEN J. HALMOS, who is personally known to me.



 PATRICIA A. HARRIS
___________________________________

Print Name   Patricia A. Harris
           ------------------------

My Commission Expires:  5-10-96

STATE OF FLORIDA      )
                      )
COUNTY OF ST. JOHNS   )

      The foregoing instrument was acknowledged before me this 27th day of May, 1994, by Paul G. Kahn as Chairman of SAFECARD SERVICES, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced __________________________________________ as identification.



  BARBARA L. WINKO
___________________________________


Print Name   Barbara L. Winko
           ------------------------

My Commission Expires:   7-2-96

EXHIBIT A

PENDING LITIGATION

CASE                             CASE NUMBER AND STYLE
- - -----------------------------------------------------------------
Circuit Court-Broward County     93-04354 (CA 06), Peter Halmos
                                 v. Safecard Services, Inc. v.
                                 Steven Halmos, Halmos Trading &
                                 Investment Co.

Circuit Court-Broward County     92-28030, High Plains Capital
                                 Corp., et al. v. The Florida
                                 Department of Revenue

USDC-S.D. Florida                92-6336-CIV-MORENO, P. Halmos,
                                 et al. v. E. Varvoutis, Ill and
                                 Deloite & Touche

USDC-S.D. Florida                92-7204-CIV-MORENO, P. Halmos,
                                 et al. v. Darryl Long, Ernest
                                 Varvoutis, Other unknown agents
                                 of the United States, and the
                                 United States of America

Supreme Court-NY                 Index No. 129681/93, Safecard
                                 Services, Inc. V. Halmos Trading

Supreme Court-NY                 Index No. 131730/93, Halmos
                                 Trading v. Safecard Services,
                                 Inc.

Circuit Court-Broward County     94-005798, S. Halmos
                                 (petitioner) Safecard Services,
                                 Inc. v. Peter Halmos, High
                                 Plains Capital Corp., and
                                 Creditline

Circuit Court (Chancery Div.)    93-CH-004807, Peter Halmos,
 Cook County, Illinois           Cherry & Flynn, Myron M. Cherry,
                                 P.C., Myron M. Cherry, and
                                 Creditline Corporation v.
                                 Safecard Services, Inc. and
                                 William T. Bacon, Jr.


1st Dist. Wyoming-Laramie Co.    Doc. 134, No. 192, SafeCard
                                 Services, Inc. v. Peter Halmos,
                                 High Plains Capital Corp., and
                                 CreditLine

EXHIBIT B

Regarding Lease of Premises located at 200 East Las Olas
Boulevard,  New River Center Suite 1730, Ft. Lauderdale, Broward
County, Florida, between RIVERWALK CENTER I JOINT VENTURE,
Landlord, and SAFECARD MARKETING, INC., Tenant for the period May 26, 1993 through July 14, 1998

SAFECARD MARKETING, INC. ("SafeCard") and STEVEN J. HALMOS ("Mr. Halmos") agree to permit Mr. Halmos to occupy the premises leased by SafeCard (the "Premises" or "Property") from Riverwalk Center I Joint Venture (the "Landlord") pursuant to the following terms and conditions:

1. Effective Date: This Agreement shall be effective on the day after SafeCard's employees vacate the Premises which shall be no later than January 1, 1995 (the "Effective Date"). Until the Effective Date, Mr. Halmos may occupy the premises without any financial obligation to pay for space or assume the obligations herein which he will assume on the Effective Date.

2. The Premises: The Premises are those described in the Lease dated May 26, 1993 between SafeCard and Landlord (the "Lease")
The parties incorporate by reference the description of the Property in the Lease.

3. SafeCard's Financial Responsibility: SafeCard's financial responsibility for the Premises is limited to all financial obligations under the Lease through the Effective Date, hereof, and, thereafter to: (a) the payment of Base Rent, (b) Additional Rent as defined in the Lease, including, but not limited to, Tenant's proportionate share of Operating Expenses of the Building and Property and maintenance or other assessments imposed by the Association as defined in the Lease; (c) sales tax thereon as defined by the Lease, (d) late fees, (e) other taxes resulting from the Lease, Property or Rent which SafeCard is or would be obligated to pay as Tenant or as a result of the Lease and (f) common area expenses as provided in paragraph 8.2 of the Lease and (g) one reserved parking space.

4. Mr. Halmos' Financial Responsibility:   Mr. Halmos shall be
responsible for payment of: (a) parking spaces which Mr. Halmos wishes to use, except that identified above (b) any storage charges for storing his personal property, (c) all after-hour Landlord services as defined in Section 8.4 of the Lease, (d) the cost of any extraordinary janitorial services of Landlord as set forth in Section 8.6 of the Lease, and (e) all costs associated with the following if Mr. Halmos decides to continue them after SafeCard vacates:

i. The maintenance of the AT&T phone system hardware and 800 line.
ii.   All telephone charges for local and long distance service.
iii.  Postage meter rental paid to Pitney Bowes.
iv.   Maintenance of the UPS Shipper Account.
v.    Lease payments in regard to the Xerox copier.
vi. Payment obligations to Honeywell for operation and maintenance of the security system.





Mr. Halmos and SafeCard will discuss each of these items before SafeCard vacates and, for any items that Mr. Halmos does not wish to continue, SafeCard will handle the discontinuation of them at SafeCard's expense.

5. Mr. Halmos' Other Rights and Obligations: Mr. Halmos shall have the following additional obligations which shall begin and become effective on the Effective Date.

5.1. Except as provided in this Agreement, Mr. Halmos shall abide by all non-rental terms of the Lease.

5.2. Mr. Halmos is responsible for maintaining the condition of the Premises and keeping it in good condition as required by the Lease and assumes all obligations of Tenant as set forth in
Section 8.1 of the Lease. Mr. Halmos shall accept the premises in "as is" condition, which shall be substantially the same condition as of May 25, 1994, ordinary wear-and tear excepted.

5.3. Mr. Halmos shall receive the Premises with the following in place and shall own the rights thereto: all furniture, the refrigerator, microwave, dishwasher, shredder, the computer equipment utilized by Mr. Halmos' secretary, which is stationed on her desk, and one of the three fax machines as SafeCard may select, and any miscellaneous office supplies and equipment which SafeCard and Mr. Halmos may later agree. SafeCard retains the ownership rights to everything else, including the file cabinets, all other computer equipment, fax machines and the TV/VCR equipment.

5.4. If SafeCard has not removed its property, on expiration of the Lease, SafeCard shall reimburse Mr. Halmos for the removal and storage or shipment of the property. Mr. Halmos is responsible for removing all furniture (including the cost associated therewith) and restoring the Premises to the same physical condition and layout as required by Section 9.3 of the Lease, ordinary wear and tear excepted, upon expiration of the Lease. Mr. Halmos shall not be responsible for damage to the
Premises caused by SafeCard's removal of its property.   5.5. Mr.
Halmos shall have all benefits and rights enjoyed by SafeCard under the Lease and shall abide by the Tenant Rules and Regulations.

5.6. Mr. Halmos is to bear the risk of any and all personal injury or property damage in or about the Premises, except that caused by the Landlord or caused, after the Effective Date, by SafeCard, its guests, invitees, agents, employees, assigns or representatives, and shall either maintain insurance in a form reasonably acceptable to SafeCard insuring against such risks or reimburse SafeCard for the cost of such insurance SafeCard is currently maintaining as required by Section 10.1 of the Lease.

5.7. Mr. Halmos will cooperate with SafeCard in any efforts by SafeCard to assign or sublet in the event Mr. Halmos decides to cease occupancy of the Premises prior to the expiration of the Lease. Mr. Halmos shall give SafeCard fifteen (15) days notice of his intent to vacate the entire premises.

5.8. Mr. Halmos may, for his sole benefit, allow other persons or entities to occupy the Premises. In such event, Mr. Halmos will obtain Safecard's consent and will be responsible for securing approval from the Landlord and will indemnify and hold SafeCard harmless from any and all claims or damages resulting from his failure to secure approval from the Landlord. The purpose of Safecard's consent is to satisfy itself that the proposed occupant can comply with the non-rental terms of the Lease which Mr. Halmos is obligated to uphold under this Agreement. Consent shall not be unreasonably, capriciously or arbitrarily withheld. Halmos will secure such proposed occupants' written consent to be bound by such terms of the Lease assumed herein by Mr. Halmos. SafeCard shall, upon Mr. Halmos' request, assist him in obtaining such consent from the Landlord. Neither Mr. Halmos nor his occupants shall be obligated to pay rent to SafeCard or the Landlord or provide financial statements as provided in paragraph
24.4 of the Lease.

5.9. Mr. Halmos may use and permit use of the Premises for any lawful purpose which does not violate any and all applicable ordinances, laws, rules or regulations; of any governmental body, the Association or of Landlord provided for in Exhibit E to the Lease, and will not do or permit any act which would constitute a public or private nuisance or waste or which would be a nuisance or annoyance or cause damage to Landlord or Landlord's other tenants or which would invalidate any policies of insurance or increase the premiums thereof, now or hereafter written on the Building and/or Premises.

5.10. Mr. Halmos will indemnify and hold SafeCard harmless from any and all claims or damages in connection with Mr. Halmos' actions, omissions or negligence of those of Mr. Halmos' invitees, guests, or occupants he obtains pursuant to Section 5.8 and their invitees and guests, and from any and all claims or damages in connection with any accident, injury or damage whatsoever occurring in or upon the premises save those the Tenant is not responsible for under the Lease and those caused by the Landlord, or caused, after the Effective Date, by the acts or omissions of SafeCard, or its agents, assigns, representatives or employees.

6. SafeCard's Other Obligations: SafeCard shall have the following additional obligations:

6.1. SafeCard will keep the Lease in force, abide by the terms of the Lease, provide Mr. Halmos use of the entire leased premises throughout the period ending July 14, 1998, and shall indemnify Mr. Halmos for all damages and losses, not to include consequential damages or lost profits, which result from its failure to comply with this Section 6.1, unless its failure is caused by Mr. Halmos' breach of this Agreement.

6.2. SafeCard shall indemnify and hold Mr. Halmos harmless from all claims, demands, damages, actions and matters whatsoever arising in connection with the Premises or the Lease prior to the Effective Date except those expressly assumed herein by Mr. Halmos (by way of illustration, condition of the Premises) and for all acts or omissions of SafeCard, its employees, assigns, agents or representatives occurring in connection with the Lease or Premises after the Effective Date except as assumed herein by Mr. Halmos.

6.3. SafeCard shall obtain the Landlord's written consent to Mr.
Halmos' occupancy and the terms of this Agreement. Mr. Halmos, at SafeCard's request, shall assist in obtaining such consent.

6.4. SafeCard shall promptly provide, in writing, all notices issued pursuant to the Lease to Mr. Halmos giving him the same time period permitted by the Lease for any act, event or obligation.

6.5. SafeCard Services, Inc., by signing below, guarantees the obligations of SafeCard Marketing, Inc. under this Agreement.


Witnesses:                             SAFECARD MARKETING, INC.

LISA ORMAND                            By MF JOSEPH
- - ----------------------                    ----------------------
Print Name LISA ORMAND                 Print Name MARC F. JOSEPH
                                       Title  Vice President and
                                              Assistant Secretary
AMY SHUBERT
- - -----------------------
Print Name  AMY SHUBERT



Witnesses:                               SAFECARD SERVICES, INC.

LISA ORMAND                            By  MF JOSEPH
- - ----------------------                     ---------------------
Print Name LISA ORMAND                 Print Name MARC F. JOSEPH
                                       Title  Senior Vice
                                              President Law &
                                              Public Affairs

AMY SHUBERT
- - ----------------------
Print Name AMY SHUBERT


Witnesses:

PATRICIA A. HARRIS                     STEVEN J. HALMOS
- - -----------------------------          ---------------------
Print Name PATRICIA A. HARRIS          STEVEN J. HALMOS

GLADYS ACOSTA
- - ------------------------
Print Name GLADYS ACOSTA


CONSENT TO AGREEMENT

THE UNDERSIGNED, an authorized representative of the Landlord, Riverwalk Center I Joint Venture, hereby consents on behalf of Landlord to the terms and conditions contained in the foregoing
Agreement.       AGREED this  day of             , 1994 .


Witnesses:                             RIVERWALK CENTER I JOINT
                                       VENTURE


- - ----------------------------           By
Print Name                                ----------------------
                                       Print Name
                                       Title
- - ----------------------------
Print Name

RESCISSION AGREEMENT
- - --------------------

THIS RESCISSION AGREEMENT ("Amendment") is made and entered into as of the 9th day of June, 1994, by and between Safecard
Services, Inc., a Delaware corporation (the "Company"), and
Steven J. Halmos ("Mr. Halmos").

The Company and Mr. Halmos are parties to that certain Termination Agreement dated as of May 26, 1994 (the "Termination Agreement"). The Company and Mr. Halmos wish to enter into this Agreement for the purpose of rescinding Section 7.1 of the Termination Agreement substituting new Sections 7.1 and 7.3 and ratifying all other provisions of the Termination Agreement pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Mr.
Halmos hereby agree as follows:

1. Resiccsion. Section 7.1 of the Termination Agreement is hereby rescinded in its entirety, so that the provisions of said section are void ab initio.

2.  Amendment.  The Termination Agreement is amended by:

    a. substituting a new Section 7.1 to read in its entirety as follows:

    "7.1 The Company and Mr. Halmos are parties to two (2) Non-Qualified Stock Option Agreements; one is dated August 30, 1989, effective as of January 25, 1989, and the other is effective as of November 29, 1989 (collectively, the "Option Agreement"). The Option Agreement provides for issuance of 3,900,000 shares of common stock of the Company upon exercise by Mr. Halmos of the stock options. The Option Agreement is and shall remain in full force and effect. In the event Mr. Halmos gives notice of exercise under the Option Agreement, payment of the exercise price may be provided to the Company by electronic funds, wire transfer, or other similar means upon Mr. Halmos' or his agent's receipt of the share, properly issued, which shall be delivered simultaneious with the funds transfer. In lieu of such payment, Mr. Halmos may, in his sole discretion, deliver to the Company his full recourse promissory note, secured and collateralized by the shares exercised and paid for by the promissory note, bearing a market rate of interest and payable in full not later than January 31, 1995 which may be prepaid without penalty at any time."

    b. and, adding a new Section 7.3 to read in its entirety as follows:

    "7.3 Any exercise of the stock option(s) under the Option
Agreement shall not be made or be effective until after this Agreement is executed by all parties hereto and is effective and in full force and effect."

3. Full Force and Effect. Except as otherwise provided herein, the parties agree that all other provisions of the Termination
Agreement remain in full force and effect in accordance with the terms therof.

4. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.




STEVEN J. HALMOS
- - -------------------------           SAFECARD SERVICES, INC.
STEVEN J. HALMOS
                                    PAUL G. KAHN
                                    --------------------------
                                    Print Name  Paul G. Kahn
                                    Title  Chairman and CEO